Exhibit 2.1

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity: REYNALDO'S MEXICAN FOOD COMPANY, INC. Entity or Nevada Business Identification Number (NVID): NV19841014667 2. Effective date and time: For Certificate of Designation or Date: Time: Amendment to Designation Only (Optional): (must not be later than 90 days after the certificate is filed) 3. Class or series of stock: (Certificate of Designation only) The class or series of stock being designated within this filing: The Corporation shall designate the 5,000,000 shares of Convertible Series A Preferred Stock, par value $0.0001. Shares shall be convertible, at the option into 1,000 of the Corporation's Common Stock. Voting privileges are 1,000 Common Stock votes per every 1 share of Convertible Series A Preferred Stock. 4. Information for amendment of class or series of stock: The original class or series of stock being amended within this filing: 5 . Amendment of class or series of stock : Certificate of Amendment to Designation - Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. Certificate of Amendment to Designation - After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. 6.Resolution: (Certificate of Designation and Amendment to Designation only) By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* 7. Withdrawal: Designation being Date of Withdrawn: Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation - After Issuance of Class or Series Certificate of Withdrawal of Certificate of Designation Filed in the Office of Secretary of State State Of Nevada Business Number C7156 - 1984 Filing Number 20222279849 Filed On 04/27/2022 10:56:05 AM Number of Pages 3 This form must be accompanied by appropriate fees. page 1 of 2 Revised: 1/1/2019

8. Signature: (Required) Signature of Officer X Rhonda Keaveney Date: 04/27/2022 BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation - After Issuance of Class or Series Certificate of Withdrawal of Certificate of Designation This form must be accompanied by appropriate fees. page 2 of 2 Revised: 1/1/2019

NT CERTIFICATE OF AMENDME CANCELLATION OF SERIES A VOTING NON - CONVERTIBLE PREFERRED STOCK FOR REYNALDOS MEXICAN FOOD COMPANY, INC. It is hereby certified that: 1. The name of the Corporation is Reynaldos Mexican Food Company, Inc. [hereinafter called the "Corporation"]. 2. The Certificate of Incorporation of the Corporation has authorized 500,000 (Five Hundred Thousand) shares of Series A Voting Non - Convertible Preferred Stock, $.10 par value, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued. 3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions cancelling certain series of Preferred Stock: RESOLVED, that the Board of Directors hereby determines the cancellation of all 500,000 (Five Hundred Thousand) shares Series A Voting Non - Convertible Preferred Stock (the “Preferred A Stock”), stated value $0.10. The cancellation includes all rights, preferences, privileges and restrictions relating to the Preferred A Stock. IN WITNESS WHEREOF, on this 27 th day of April 2022, said Reynaldos Mexican Food Company, Inc. has caused this Certificate to be signed by the Board of Directors. By: Rhonda Keaveney, Director Filed in the Office of Secretary of State State Of Nevada Business Number C7156 - 1984 Filing Number 20222279849 Filed On 04/27/2022 10:56:05 AM Number of Pages 3